UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    December 12, 2011 (October 20, 2011)

Leaplab Corporation
(Exact name of registrant as specified in charter)

Nevada	333-155043	20-5422795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 799-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment/Resignation of Directors

Resignation of Director

On November 21, 2011, Cesar Sanvicente by letter delivered to Leaplab’s Secretary, resigned from his position on the board of directors.  On December 7, 2011, Jeffrey Peterson on behalf of the Board of directors acknowledged and accepted Mr. Sanvicente’s resignation.

Appointment of Director

On December 7, 2011, by unanimous consent of the existing board of directors, John Ayers was appointed to fill a vacant seat on the board of directors and accepted that appointment.  Transfer of the position of Chairman of the Board of directors to John Ayers was also affected by this action.

Item 5.03 Amendment to Articles of Incorporation

On October 20, 2011, in satisfaction of the terms and intent of the Exchange agreement between Sitesearch and DirectROi, et al, Sitesearch Corporation's Articles of Incorporation were Amended to rename itself "Leaplab Corporation."

On December 7, 2011, by unanimous consent of the board of directors, the Articles of Incorporation are to be amended to reduce the total number of authorized shares of the corporation from 5,000,000,000 to 50,000,000.  This action on the same day was approved by consent of the holder of the majority of Leaplab Securities.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
17.1	Resignation Letter
99.1	Action by Written Consent of the Board
99.2	Action by Unanimous Written Consent of the Board
99.3	Action by Unanimous Written Consent of the Board
99.4	Action by Consent of Stockholders

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leaplab Corporation (Registrant)
Date: December 12, 2011	By:	/s/ John Ayers
John Ayers
Chairman of the Board